                                                                     Exhibit 4.1

                          PENSION PROFESSIONALS, INC.
                               REGIONAL PROTOTYPE
                      DEFINED CONTRIBUTION PLAN AND TRUST


                               TABLE OF CONTENTS

                            ARTICLE I - DEFINITIONS


SECTION                                                                   PAGE
1.01    Actuarial Equivalent                                                1
1.02    Adoption Agreement                                                  1
1.03    Anniversary Date                                                    1
1.04    Break in Service                                                    1
1.05    Code                                                                1
1.06    Compensation                                                        1
1.07    Defined Benefit Plan                                                2
1.08    Defined Contribution Plan                                           2
1.09    Earned Income                                                       2
1.10    Effective Date                                                      3
1.11    Employee                                                            3
1.12    Employer                                                            3
1.13    Entry Date                                                          3
1.14    Highly Compensated Employee                                         3
1.15    Hour of Service                                                     4
1.16    Joint and Survivor Annuity                                          5
1.17    Key Employee                                                        5
1.18    Limitation Year                                                     5
1.19    Net Profits                                                         5
1.20    Normal Retirement Age                                               5
1.21    Owner-Employee                                                      6
1.22    Paired Plans                                                        6
1.23    Participant                                                         6
1.24    Plan                                                                6
1.25    Plan Administrator                                                  6
1.26    Plan Year                                                           6
1.27    Self-Employed Individual                                            6
1.28    Service                                                             6
1.29    Shareholder Employee                                                6
1.30    Super Top-Heavy Plan                                                6
1.31    Taxable Wage Base                                                   6
1.32    Top-Heavy Plan                                                      6
1.33    Trust Fund                                                          7
1.34    Trustee                                                             7
1.35    Valuation Date                                                      7
1.36    Year of Service                                                     7
           (a)  Eligibility and Break in Service
           (b)  Vesting
           (c)  Benefit Accrual

                            ARTICLE II - ELIGIBILITY


2.01    Eligibility requirements                                            7
2.02    Immediate participation                                             8
2.03    Former Participants                                                 8
2.04    Former Participants                                                 8
2.05    Former Employees                                                    8
2.06    Computation period                                                  8
2.07    Break in Service                                                    8


                           ARTICLE III - CONTRIBUTIONS


3.01    Employer intentions                                                 9
3.02    Employer contributions                                              9
3.03    Administrative expenses                                             9
3.04    Contributions returned to Employer                                  9
3.05    Voluntary Employee contributions                                    10
3.06    Nondeductible Voluntary Contributions                               10
3.07    Matching  contributions                                             10
3.08    Separate account for deductible contributions                       10
3.09    Rollover contributions                                              10
3.10    Forfeitures                                                         11
3.11    Allocation date                                                     11
3.12    Contributions for disabled Participants                             11
3.13    Cash or Deferred Arrangement                                        11


                              ARTICLE IV - BENEFITS


4.01    Attainment of Normal Retirement Age                                 11
4.02    Late retirement                                                     11
4.03    Disability retirement                                               12
4.04    Early Retirement                                                    12
4.05    Normal Form of Benefit                                              12
4.06    Optional forms of benefit                                           12
4.07    Timing of distributions                                             12
4.08    Cash-out of benefits                                                13
4.09    Claims                                                              14
4.10    Restrictions on immediate distributions                             15
4.11    Hardship distributions                                              16


                       ARTICLE V - LIMITATIONS ON BENEFITS


5.01    Limitations if Participant only in this Plan                        16
5.02    Estimating Compensation                                             17
5.03    Using actual Compensation                                           17
5.04    Disposal of excess amount                                           17
5.05    Limitations if Participant covered under another plan               17

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
5.06    Estimating Compensation                                             18
5.07    Using actual Compensation                                           18
5.08    Excess amount deemed last allocated Annual Additions                18
5.09    Excess amount of Participant covered under two plans                18
5.10    Disposal of excess amount                                           18
5.11    Participant covered under another plan not a Prototype              18
5.12    Paired plans                                                        19
5.13    Terms defined                                                       19
        Annual Additions
        Compensation
        Defined Benefit Fraction
        Defined Contribution Dollar Limitation
        Defined Contribution Fraction
        Employer
        Excess Amount
        Highest Average Compensation
        Limitation Year
        Regional or prototype plan
        Maximum Permissible Amount
        Projected Annual Benefit


                           ARTICLE VI - DEATH BENEFITS


6.01    Pre-retirement death benefit                                        22
6.02    Benefits payable to non-spouse                                      23
6.03    Beneficiary designation                                             23
6.04    Death of beneficiary                                                23
6.05    Purchase of insurance contracts                                     23


                     ARTICLE VII - TERMINATION OF EMPLOYMENT


7.01    Normal Retirement Age                                               23
7.02    Distribution of benefit                                             23
7.03    Forfeiture                                                          24
7.04    Former Participant returns to employment                            24
7.05    Amendment of vesting schedule                                       24
7.06    Breaks in Service                                                   24


                          ARTICLE VIII - ADMINISTRATION


8.01    Plan Administrator                                                  25
8.02    Advice of counsel                                                   25
8.03    Plan Administrator to establish rules                               25
8.04    Written instructions to Trustee                                     25
8.05    Preparing and filing returns and reports                            25
8.06    Denial of claims                                                    25

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
                      ARTICLE IX - TRUSTEES AND TRUST FUND


9.01    Trustee shall hold assets                                           26
9.02    Trustee shall maintain records                                      26
9.03    Investment of Trust Fund                                            26
9.04    Pooled assets                                                       26
9.05    Legal counsel                                                       26
9.06    Trustee's reliance upon other Trustees                              26
9.07    Expenses of Trust                                                   27
9.08    Powers, rights and duties of Trustee                                27
9.09    Trustee protected                                                   28
9.10    Replacement/resignation of Trustee                                  28
9.11    Valuation of Participants' accounts                                 28
9.12    Former Participant's account                                        29
9.13    Investment Manager                                                  29


                         ARTICLE X - INSURANCE CONTRACTS


10.01   Plan can purchase insurance                                         30
10.02   Limit on death benefit                                              30
10.03   Participant not insurable                                           30
10.04   Trustee will own contracts and pay out proceeds                     30
10.05   Conversion of contracts                                             30
10.06   Annuity contracts must comply with Plan provisions                  30


                     ARTICLE XI - AMENDMENT AND TERMINATION


11.01   Sponsor's right to amend                                            30
11.02   Employer may amend optional provisions                              30
11.03   Employer's right to terminate Plan                                  31
11.04   No amendment may decrease benefits                                  31


              ARTICLE XII - JOINT AND SURVIVOR ANNUITY REQUIREMENTS


12.01   Automatic benefit form                                              31
12.02   Automatic benefit form                                              31
12.03   Terms defined                                                       32
           (a)  Election Period
           (b)  Earliest Retirement Age
           (c)  Qualified Election
           (d)  Qualified Joint and Survivor Annuity
           (e)  Spouse
           (f)  Annuity Starting Date
           (g)  Vested Account Balance
12.04   Notice requirements                                                 33
12.05   Safe harbor rules                                                   34
12.06   Transitional rules                                                  35

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
                       ARTICLE XIII - TOP-HEAVY PROVISIONS


13.01   Definitions                                                         37
           (a)  Compensation
           (b)  Determination Date
           (c)  Key Employee
           (d)  Permissive Aggregation Group
           (e)  Present Value
           (f)  Required Aggregation Group
           (g)  Top-Heavy Plan
           (h)  Top-Heavy Ratio
           (i)  Valuation Date
13.02   Top-Heavy vesting schedule                                          39
13.03   Minimum allocation                                                  39
13.04   Minimum allocation                                                  40


                      ARTICLE XIV - PAIRED PLAN PROVISIONS


14.01   When Plan is Top-Heavy                                              40
14.02   Integration                                                         40


                           ARTICLE XV - MISCELLANEOUS


15.01   Assignment/alienation of benefits                                   40
15.02   Merger and consolidation                                            41
15.03   Plan not qualified                                                  41
15.04   Diversion of Trust Corpus                                           41
15.05   Plan loans                                                          41
15.06   Leased Employees                                                    43
15.07   Owner-Employees                                                     43
15.08   Plan not a contract of employment                                   44
15.09   Plan executed in parts                                              44
15.10   Fiduciaries must be responsible                                     44
15.11   Titles for information only                                         44
15.12   Contribution returned to Employer                                   44
15.13   If Plan fails to retain qualification                               44


                           ARTICLE XVI - DISTRIBUTIONS


16.01   Limits on types of distributions                                    45
16.02   Determination of amount to be distributed (individual account)      45
16.03   Annuity purchased from insurance company                            46
16.04   Death distribution provisions                                       46
16.05   Definitions                                                         47
           (a)  Applicable Life Expectancy
           (b)  Designated Beneficiary
           (c)  Distribution Calendar Year

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
           (d)  Life Expectancy
           (e)  Participant's Benefit
           (f)  Required Beginning Date
16.06   Transitional rule                                                   48
16.07   Distribution upon death                                             49
16.08   Special distribution rule                                           49
16.09   Revocation of beneficiary designation                               49
16.10   Entire interest must be distributed                                 50
16.11   In-service distributions                                            50
16.12   Withdrawal of nondeductible voluntary contributions                 50


                   ARTICLE XVII - CASH OR DEFERRED ARRANGEMENT

17.01   Elective Deferrals                                                  50
17.02   Excess Elective Deferrals                                           50
17.03   Actual Deferral Percentage (ADP)                                    52
17.04   Excess Contributions                                                54
17.05   Recharacterization of Excess Contributions                          55
17.06   Matching Contributions                                              55
17.07   Vesting of Matching Contributions                                   55
17.08   Qualified Matching Contributions                                    55
17.09   Limitations on Employee Contributions and Matching Contributions    55
17.10   Distributions of Excess Aggregate Contributions                     58
17.11   Qualified Non-elective Contributions                                59
17.12   Nonforfeitability and vesting                                       59
17.13   Distribution requirements                                           59
17.14   Hardship distributions                                              60
17.15   Top-Heavy requirements                                              61


                       ARTICLE XVIII - ROLLOVER PROVISIONS


18.01   Applies to all distributions                                        61
18.02   Definitions                                                         61

                           PENSION PROFESSIONALS, INC.
                               REGIONAL PROTOTYPE
                       DEFINED CONTRIBUTION PLAN AND TRUST


The Sponsor hereby establishes the Prototype Defined Contribution Plan and Trust for use by corporate and non-corporate employers who wish to provide retirement and other related benefits for their employees and their beneficiaries subject to the provisions and conditions set forth in this document.


                             ARTICLE I - DEFINITIONS


1.01 Actuarial Equivalent: A benefit having the same present value on the date payment commences as another stated benefit. For purposes of establishing actuarial equivalence, present value shall be determined by discounting all future payments for interest and mortality on the basis specified in section A-13.01 of the Adoption Agreement.

1.02 Adoption Agreement: The document attached hereto by which an Employer elects to establish a qualified retirement plan and trust under the terms of this Prototype Plan and Trust.

1.03 Anniversary Date: The first day of the Plan Year.

1.04 Break In Service: A 12-consecutive month period during which an Employee fails to complete more than 500 Hours of Service.

1.05 Code: The Internal Revenue Code of 1986, including any amendments thereto.

1.06 Compensation: As elected by the Employer in the Adoption Agreement, Compensation will mean all of each Participant's (a) W-2 earnings or (b) Compensation [as that term is defined in Section 415 (c) (3) of the Code]. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.

Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of
Section 414(q) (6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

1.07 Defined Benefit Plan: A Plan under which a Participant's benefit is determined by a formula contained in the Plan under which no individual accounts are maintained for Participants.

1.08 Defined Contribution Plan: A Plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's benefit under such Plan is based solely on the fair market value of his or her account balance.

1.09 Earned Income: Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Net Earnings shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section

164(f) of the Code for taxable years beginning after December 31, 1989.

1.10 Effective Date: The date on which the Employer's retirement plan becomes effective, as indicated in section A-1.10 of the Adoption Agreement. The Restatement Effective Date is the date on which any amendment becomes effective.

1.11 Employee: Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Section 414(m) of the Code], Employees of a controlled group of corporations [as defined in Section 414(b) of the Code], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Section 414(c) of the Code], leased Employees [as defined in Section 414(n) of the Code] and Employees included under Section 414(o) of the Code. All such Employees shall be treated as employed by a single Employer.

1.12 Employer: The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm who succeeds the Employer and adopts this Plan. The Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Section 414(b) of the Code as modified by Section 415(h)], all commonly controlled trades or businesses [as defined in Section 414(c) as modified by Section 415(h)] or affiliated service groups [as defined Section 414(m)] of which the adopting Employer is a part.

1.13 Entry Date: The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement.

1.14 Highly Compensated Employee: shall include highly compensated active Employees and highly compensated former Employees.

A Highly Compensated active Employee includes any Employee who performs Service for the Employer during the Determination Year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000 [as adjusted pursuant to Section 415(d) of the Code]; (b) received Compensation from the Employer in excess of $50,000 [as adjusted pursuant to Section 415(d) of the Code] and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes:
(d) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the Determination Year; and (e) Employees who are 5 percent owners at any time during the look-back year or Determination Year.

If no officer has satisfied the Compensation requirement of (c) above during either a Determination Year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the Determination Year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the Determination Year.

A Highly Compensated former Employee includes any Employee who separated from Service (or was deemed to have separated) prior to the Determination Year, performs no Service for the Employer during the Determination Year, and was a Highly Compensated active Employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

If an Employee is, during a Determination Year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.15 Hour Of Service:

(a) Each hour for which an Employee is paid,or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Hours of Service shall be credited for employment with the Employer and for employment for any period of time with other members of an affiliated service group [as defined in Section 414(m) of the Code], a controlled group of corporations [as defined in Section 414(b) of the Code], or a group of trades or businesses under common control [as defined in Section 414(c) of the Code] of which the adopting Employer is a member and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or Code
Section 414(o) of the Code and the regulations thereunder.

(e) Solely for purposes of determining whether a Break in Service, as defined in section 1.06, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

(f) Hours of Service shall be determined on the basis of the method selected in the Adoption Agreement.

1.16 Joint And Survivor Annuity: Joint and Survivor Annuity means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than one-half nor greater than the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The Joint and Survivor Annuity will be the Actuarial Equivalent of the Normal Retirement Benefit. The percentage of the survivor annuity under the Plan shall be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement).

1.17 Key Employee: Certain highly compensated Employees who are officers, owners or partners of the Employer as defined at section 13.01(c) hereof.

1.18 Limitation Year: The calendar year or such other 12- consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum annual addition to a Participant's account.

1.19 Net Profits: shall mean the current and accumulated earnings of the Employer before Federal and state taxes and contributions to this and any other qualified plan.

1.20 Normal Retirement Age: The age set by the Employer in the Adoption Agreement at which a Participant may retire and receive his or her benefits under the Plan. For funding purposes, Normal Retirement Date shall be the first day of the month coincident with or following the date on which a Participant attains Normal

Retirement Age. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

1.21 Owner-Employee: A sole proprietor or partner owning more than 10% of either the capital or profits interest of the partnership.

1.22 Paired Plans: Two or more Plans maintained by the Sponsor designed so that a single or any combination of Plans adopted by an Employer will meet the anti-discrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.23 Participant: Any Employee who has met the eligibility requirements and is participating in the Plan.

1.24 Plan: The Employer's retirement plan as embodied herein and in the Adoption Agreement.

1.25 Plan Administrator: The Employer.

1.26 Plan Year: The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.27 Self-Employed Individual: An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

1.28 Service: The period of current or prior employment with the Employer. If the Employer maintains a plan of a predecessor employer, Service for such predecessor shall be treated as Service for the Employer. All Years of Service with other members of a controlled group of corporations [as defined in Code
Section 414(b)], trades or businesses under common control [as defined in Code
Section 414(c)], or members of an affiliated service group [as defined in Code
Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate in this Plan.

1.29 Shareholder Employee: An Employee or Officer who owns [or is considered as owning within the meaning of Section 318(a)(i) of the Code], on any day during the taxable year of an electing small business (Subchapter S) corporation, more than 5% of such corporation's outstanding stock.

1.30 Super Top-Heavy Plan: A Plan described at section 13.01(g) hereof under which the Top-Heavy Ratio [as defined at section 13.01(h)] exceeds 90%.

1.31 Taxable Wage Base: shall be the maximum amount of earnings which may be considered wages for such Plan Year under Section 3121 (a)(1) of the Internal Revenue Code.

1.32 Top-Heavy Plan: A Plan described at section 13.01(g) hereof under which the Top-Heavy Ratio [as defined at section 13.01(h)] exceeds 60%.

1.33 Trust Fund: Any and all assets held under the Plan by the Trustee.

1.34 Trustee: The bank, organization or individual(s) designated by the Employer in the Adoption Agreement and any successor Trustee.

1.35 Valuation Date: The last day of the Plan Year and any other date on which the fair market value of Participant accounts accrued from Employee contributions and investment earnings and gains and losses are determined in accordance with section 9.11 hereof.

1.36 Year Of Service: A 12-consecutive month period during which an Employee has not less than 1,000 Hours of Service.

(a) For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

(b) For purposes of vesting a Year of Service shall be any 12 consecutive month period (which may include periods prior to the Effective Date) during which the Employee has completed at least one thousand (1,000) Hours of Service, except for Years of Service excluded in the Adoption Agreement and shall be computed under one of the methods selected in the Adoption Agreement.

(c) For purposes of benefit accrual a Year of Service shall be computed under one of the methods selected in Adoption Agreement. All Participants who complete one thousand (1,000) Hours of Service, but terminate employment before the end of the Year shall receive credit for a full benefit accrual Year of Service.

Years of Service and Breaks in Service will be measured on the same eligibility computation period.

For purposes of computing an Employee's nonforfeitable right to the account balance derived from Employer contributions, Years of Service and Breaks in Service will be measured by the Plan Year.


                            ARTICLE II - ELIGIBILITY


2.01 An Employee who is employed on the Effective Date of this Plan shall become a Participant on the Effective Date or on the Entry Date nearest the date on which the Employee satisfies the eligibility requirements set forth in the Adoption Agreement. An Employee who is employed after the Effective Date shall become a Participant on the Entry Date nearest or next following (as selected in the Adoption Agreement) the date on which the Employee satisfies the eligibility requirements set forth in the Adoption Agreement.

2.02 In the event an Employee who is not a member of an eligible class of employees becomes a member of an eligible class, such Employee will participate immediately upon satisfying the minimum age and service requirements and would have otherwise previously become a Participant.

2.03 A former Participant will become a Participant immediately upon returning to the employ of the Employer if such former Participant has a nonforfeitable (vested) right to all or a portion of the Accrued Benefit derived from Employer contributions at the time of termination from Service.

2.04 A former Participant who did not have a nonforfeitable (vested) right to any portion of the Accrued Benefit derived from Employer contributions at the time of termination from Service shall be considered a new Employee, for eligibility purposes, if the number of consecutive one (1) year Breaks in Service equal or exceed the greater of five (5) or the aggregate number of Years of Service before such one (1) year Breaks in Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

2.05 Any former Employee who has never been a Participant and is re-employed shall be eligible to participate subject to the provisions of Section 2.02.

2.06 For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive month period shall commence on the date on which an Employee first performs an Hour of Service with the Employer (employment commencement date).

The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

2.07 In the case of any Employee who has a one (1) year Break in Service, years of eligibility Service before such break will not be taken into account until the Employee has completed a Year of Service after returning to employment.

Such Year of Service will be measured by the 12-consecutive month period beginning on an Employee's reemployment commencement date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date. The reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a one (1) year Break in Service.

If a Participant completes a Year of Service in accordance with this provision, his or her participation will be reinstated as of the reemployment commencement date.


                           ARTICLE III - CONTRIBUTIONS


3.01 For each Plan Year, the Employer will contribute to the Trust Fund such amount as is determined in accordance with the provisions selected by the Employer in section A-3.01 of the Adoption Agreement. If this is a money purchase plan or a target benefit plan the Employer will be required to make such contribution as necessary to satisfy minimum funding standards.

At all times, Employer contributions will be a uniform percentage of Compensation, excluding Compensation in excess of the limitation under Section 401(a)(17).

3.02 In order to insure a deduction for such Plan Year, the total amount of required contributions shall be made no later than the time prescribed by law for filing the Employer's United States Income Tax Return for the fiscal year which ends with or within such Plan Year, including extensions thereof. All contributions made by the Employer shall be conditional upon their deductibility by the Employer for income tax purposes; provided, however, that no contributions shall be returned to the Employer except as provided in section
3.04 below and section 15.03.

3.03 In addition, the Employer shall pay all the administrative expenses of the Plan and Trust fund, except if otherwise elected in the Adoption Agreement, so long as the Plan and Trust remains in effect except that any expenses directly relating to the investments of the Trust fund such as taxes, brokerage commissions, registration charges, etc., shall be paid from Trust assets. In the event that the Employer should fail to pay all or a part of such expenses, the Trustee shall pay these expenses and charge the payment thereof against the Trust Fund.

3.04 Notwithstanding any other provision of the Plan, contributions made by the Employer may be returned to the Employer if:

(a) the contribution was made by reason of a mistake of fact; or

(b) the contribution was conditioned upon its deductibility by the Employer and the deduction was disallowed; and

(c) the return to the Employer of the amount involved occurs within one (1) year of the mistaken payment of the contribution or the disallowance of the deduction, as the case may be.

The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred the circumstances causing the excess. Earnings attributable to the excess contributions may not be returned to the Employer, but losses thereto shall reduce the amount to be so returned.

3.05 A separate account will be maintained by the Trustee for the nondeductible Employee contributions of each Participant and shall be allocated a proportionate share of the Trust Fund's income, losses, appreciation and depreciation. A Participant shall always be 100% vested in his or her voluntary non-deductible contributions. No suspension or forfeiture of any Employer derived benefit under this Plan shall occur as a result of a Participant's withdrawal of any Employee contributions.

3.06 If permitted by the Employer in the Adoption Agreement, a Participant may make nondeductible voluntary contributions to the Plan provided that the total of such voluntary contributions by a Participant to all plans maintained by the Employer do not exceed the limits prescribed by Section 401(m) of the Code and the regulations thereunder for the Plan Year.

The Plan may permit nondeductible voluntary contributions only if the sponsoring organization (or regional prototype sponsor) (1) maintains records that enable it to monitor adopting Employers' compliance with the requirements of Section 401(m) of the Code; (2) performs the Section 401(m) actual contribution percentage (ACP) test for adopting Employers on an annual basis; and (3) notifies adopting Employers if they are required to correct excess aggregate contributions.

3.07 If the Plan permits nondeductible voluntary contributions to be made, the Employer may make matching contributions, if so elected by the Employer in the Adoption Agreement. Matching contributions may only be permitted if the sponsoring organization (or regional prototype sponsor) (1) maintains records that enable it to monitor adopting Employers' compliance with the requirements of Section 401(m) of the Code; (2) performs the Section 401(m) actual contribution percentage (ACP) test for adopting Employers on an annual basis; and (3) notifies adopting Employers if they are required to correct excess aggregate contributions.

3.08 The Plan Administrator will not accept deductible Employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust fund in the same manner as described in section 9.03 of the Plan. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Article XII, Joint and Survivor Annuity Requirements (if applicable), the participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Plan Administrator.

3.09 If permitted by the Employer in the Adoption Agreement, a Participant may make a "rollover" contribution to this Plan and Trust of an amount that was distributed to (or will be distributed) such Participant from another qualified pension or profit-sharing plan, provided that such amount does not include any amounts contributed by the Participant to the other plan. Such amount must meet the requirements of a "lump sum distribution" as defined in Code Section 402(e)(4)(A), or be on account of plan termination or the complete discontinuance of contributions in the case of a profit-sharing plan.

In addition, the amount distributed from the other plan must be transferred to this Plan no later than sixty days after distribution is made from the other plan and the amount transferred must be made in kind. The Trustee shall establish a separate account for such rollover or transferred amount in the name of the respective participant(s). A proportionate share of the earnings of the Trust Fund shall be allocated to each account.

3.10 Forfeitures arising hereunder will be used to reduce Employer contributions for the next Plan Year or will be allocated to the Participant's accounts as determined by the Employer in section A-3.10 of the Adoption Agreement. No forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions.

3.11 Contributions shall be allocated and credited to Participant's accounts on the last day of each Plan Year (valuation date) or at more frequent intervals as determined by the Plan Administrator.

3.12 If elected by the Employer in section A-3.01 of the Adoption Agreement, nonforfeitable contributions will be made to the Plan on behalf of each disabled Participant who is not a highly compensated Employee [within the meaning of
Section 414(q) of the Code].

3.13 Cash or Deferred Arrangement [CODA - 401(k)] - If the Plan is a profit sharing plan with a Cash or Deferred Arrangement (CODA), Participants are permitted to make Elective Deferrals under the Plan. In addition, if elected by the Employer in the Adoption Agreement, Participants may be entitled to receive a portion of Employer Matching and Employer discretionary contributions (Qualified Non-Elective Contributions). Provisions for the CODA are found in
Article XVII of the Plan and at A-17.01 in the Adoption Agreement (#005).


                              ARTICLE IV - BENEFITS


4.01 Notwithstanding the vesting schedule elected by the Employer in section A-7.01 of the Adoption Agreement, upon the attainment of Normal Retirement Age a Participant shall be one hundred percent (100%) vested in his or her account balance.

4.02 Upon mutual agreement between the Participant and the Employer, such Participant may continue his or her employment and participation in the Plan beyond Normal Retirement Age, in which case no distribution will be made until the Participant's actual retirement. Upon actual retirement, the Participant will be entitled to receive the entire value of his or her account balance.

4.03 In the event a Participant's employment is terminated because of total and permanent disability, as defined below, such Participant shall be entitled to receive a disability benefit as provided in the Adoption Agreement. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

4.04 If permitted by the Employer in the Adoption Agreement, a Participant may take Early Retirement upon satisfying the requirements set forth in the Adoption Agreement. Such Participant shall be entitled to receive that benefit as indicated by the Employer in the Adoption Agreement. If a Participant separates from Service before satisfying the age requirement for early retirement, but has satisfied the Service requirement, such Participant will be eligible to receive an Early Retirement benefit upon the attainment of the age set forth in the Adoption Agreement.

4.05 Unless either a Joint and Survivor Annuity or an optional form of benefit payment is elected by the Participant, the Normal Retirement benefit (normal form of benefit) under a profit sharing plan shall be a single sum distribution. Under all other plans the normal form of benefit shall be that benefit selected by the Employer in section A-4.05 of the Adoption Agreement.

4.06 In lieu of the normal form of benefit distribution of a Participant's vested account balance shall be made to or for the benefit of a Participant by either of the following methods:

(a) single sum payment;

(b) a series of substantially equal annual or more frequent installments, with or without a period certain (of 10 or 20 years) over a period of:

(i) If the Participant had made an effective election under Section 242(b)(2) of TEFRA which has not been revoked, any period allowed by the Internal Revenue Code and Regulations as in effect prior to TEFRA, or if longer, any period permitted in (ii) below;

(ii) Otherwise, over a period not to exceed the greater of: (A) the Participant's life expectancy or (B) the joint and last survivor life expectancy of the Participant and his or her designated beneficiary (if such beneficiary is an individual).

This section shall apply only if the Participant has effectively waived the requirements of Article XII under the rules set forth in the provisions of said article. Any request for an optional form of benefit payment must be made in writing to the Plan Administrator.

4.07 Unless otherwise elected in the Adoption Agreement, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(a) the Participant attains age 65 (or Normal Retirement age, if earlier);

(b) occurs the 10th anniversary of the year in which the Participant commenced Participation in the Plan; or,

(c) the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 4.10 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

4.08 If a Participant terminates Service, and the value of the Employee's vested account balance derived from Employer and Employee contributions is not greater than $3,500, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

If a Participant terminates Service, and elects, in accordance with the requirements of section 4.10, to receive the value of the Participant's vested account balance, the nonvested portion will be treated as a forfeiture. If the Participant elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

If a Participant receives a distribution pursuant to this section and the Participant resumes employment covered under this Plan, the Participant's Employer-derived account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive 1-year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant incurs 5 consecutive 1-year Breaks in Service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution.

Pursuant to a distribution made to a Participant under this section and the subsequent repayment and restoration of such Participant's account balance, permissible sources for such restoration of the account balance are: income or gain to the Plan, forfeitures or Employer contributions. In order for the Plan to remain qualified, the aggregate total of all account balances must correspond to the assets in the Plan. Accordingly, there cannot be an unfunded account balance.

However, an account balance will not be deemed to be unfunded in the case of a restoration if assets for the restored benefit are provided by the end of the Plan Year following the Plan Year in which the repayment occurs.

If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

(a) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

(b) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

X = P [AB + (RxD)] - (RxD)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

4.09 Claims: The Plan Administrator shall make each claim determination in a uniform and non-discriminatory manner. In no case shall the Insurer be liable for any claim determination made by the Plan Administrator. Insurer shall mean any legal reserve life insurance company licensed to do business in one or more states of the United States.

Within 90 days after the receipt of the claim by the Plan Administrator, the Plan Administrator shall either grant the claim, deny the claim, or notify the Participant, former Participant, or beneficiary, (hereafter "Claimant") that special circumstances have required an extension of time for the processing of the claim; such extension not to exceed 180 days from the original notice.

Within 30 days after denial of any benefit under the Plan, the Plan Administrator shall give to the Claimant written notice by certified mail, directed to his or her last address of record with the Plan Administrator, of the denial of claim for benefits. The notice shall set forth the specific reason for such denial, shall make specific reference to Plan provisions upon which the denial is based, shall describe any additional material or information necessary for the Claimant to perfect his or her claim and why such material is necessary, and shall advise the Claimant that he or she may file a written appeal of the determination with the Plan Administrator within 60 days after receipt of such notice. In connection with such appeal, the Claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing. Failure of the Claimant to file a written appeal with the Plan Administrator within the allowable 60-day period shall constitute an irrevocable consent by the Claimant to the Plan Administrator's decision denying the benefit claimed, and the Plan Administrator's written notice shall so state.

Within 60 days after the filing of the appeal, the Plan Administrator shall notify the Claimant either as to the decision on the appeal or that special circumstances require an extension of time for processing; such extension not to exceed 120 days from the date of the filing of the appeal. If neither the decision nor a notice of extension is furnished within the 60-day period, the claim shall be deemed to be denied on appeal.

All notices under this Article shall be written in a manner calculated to be understood by Claimant.

4.10 Restrictions on Immediate Distributions

(a) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Article XII of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a) (9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age 62.

(b) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

4.11 If permitted by the Employer in the Adoption Agreement, a Participant who has a one hundred percent (100%) nonforfeitable interest in his or her account balance derived from Employer contributions and who is not a 5-percent owner may request a hardship distribution of all or a portion of such account balance before the attainment of age 59 1/2. The provisions of this section (4.11) do not pertain to amounts that are held under a CODA or 401(k) plan. For rules governing these amounts refer to Article XVII or Adoption Agreement #005. The following are the only financial needs considered immediate and heavy for which a hardship distribution will be permitted:

(a) deductible medical expenses [within the meaning of Section 213(d) of the Code] of the Participant, the Participant's spouse, children or dependents;

(b) the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition for the next quarter or semester of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

(d) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(e) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

(f) The distribution is not in excess of the amount of an immediate and heavy financial need.

Hardship distributions will only be made to a Participant in a profit sharing plan and shall be made on a uniform and consistent basis by the Employer. A request for a hardship distribution requires the written consent of the Participant's spouse as prescribed in Code Sections 401(a) (11) and 417.


                      ARTICLE V - LIMITATION ON ALLOCATIONS


5.01 If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in section 5.13, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount, or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

5.02 Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

5.03 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

5.04 If pursuant to section 5.03 or as a result of the allocation of forfeitures, there is an excess amount, the excess will be disposed of as follows:

(a) Any nondeductible voluntary Employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(b) If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of a Limitation Year, the excess amount in the Participant's account will be used to reduce Employer contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary.

(c) If after the application of paragraph (a) an excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

(d) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

5.05 This section applies if, in addition to this Plan, the Participant is covered under another qualified regional prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the code, maintained by the Employer, which provides an Annual Addition as defined in section 5.13, during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the Maximum Permissible

Amount reduced by the Annual Additions credited to a Participant's account under the other Plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

5.06 Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in section 5.02.

5.07 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

5.08 If, pursuant to section 5.07 or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

5.09 If an excess amount was allocated to a Participant on a valuation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

(a) the total excess amount allocated as of such date, times

(b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Defined Contribution Plans.

5.10 Any excess amount attributed to this Plan will be disposed in the manner described in section 5.04.

5.11 If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a regional prototype plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with sections 5.05 through
5.10 as though the other plan were a regional prototype plan unless the Employer provides other limitations in section A-5.01 of the Adoption Agreement.

5.12 If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan (other than paired plan #02001, 02002, 02003, 02004 or 02009) covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with section A-5.01 of the Adoption Agreement.

5.13 Definitions.

(a) Annual Additions: The sum of the following amounts credited to a Participant's account for the Limitation Year:

(i) Employer contributions, (ii) Employee contributions, (iii) forfeitures, and (iv) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan.

For this purpose, any excess amount applied under sections 5.04 or 5.10 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

(b) Compensation: A Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(i) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii) Amounts realized from the exercise of a non- qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of this article, Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such Limitation Year.

Notwithstanding the preceding sentence, Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled [as defined in
Section 22(e)(3) of the Internal Revenue Code] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a highly compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

(c) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Section 415(b) and (d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

(d) Defined Contribution Dollar Limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

(e) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in
Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a

Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under
Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

(f) Employer: For purposes of this article, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Section 414(b) of the Code as modified by Section 415(h)], all commonly controlled trades or businesses [as defined in Section 414(c) as modified by Section 415(h] or affiliated service groups [as defined in Section 415(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

(g) Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(h) Highest Average Compensation: The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in section A-1.36 of the Adoption Agreement.

(i) Limitation Year: A calendar year, or the 12-consecutive month period elected by the Employer in section A-1.18 of the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(j) Regional Prototype Plan: A plan the form of which is the subject of a favorable notification letter from the Internal Revenue Service.

(k) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any

Limitation Year shall not exceed the lesser of:

(i) the Defined Contribution Dollar Limitation, or

(ii) 25 percent of the Participant's Compensation for the Limitation Year.

The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Section 401(h) or
Section 419A(f)(2) of the Code] which is otherwise treated as an Annual Addition under Section 415(1)(l) or 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                 Number of months in the short Limitation Year
                                       12

(l) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

(i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

(ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefit under the Plan will remain constant for all future Limitation Years.


                           ARTICLE VI - DEATH BENEFITS


The provisions of this Article are subject to the provisions of Article XII - Joint and Survivor Annuity Requirements.

6.01 If permitted by the Employer in the Adoption Agreement, the Plan shall provide a pre-retirement death benefit for a Participant who dies before retirement or commencement of benefits under the Plan.

If the Plan provides for the purchase of life insurance contracts in the Adoption Agreement, the preretirement death benefit that is payable to the Participant's surviving spouse shall consist of the proceeds of any life insurance contract in effect on the life of the Participant, plus one hundred percent (100%) of the value of his or her account balance as indicated in the Adoption Agreement, less the cash value, if any, of the life insurance contract.

If the Plan does not provide for the purchase of life insurance contracts, the pre-retirement death benefit that is payable to the Participant's surviving spouse shall consist of that portion of such Participant's account balance as indicated in the Adoption Agreement.

6.02 In lieu of the death benefit being paid to a surviving spouse, a Participant may elect to provide that the death benefit be payable to a beneficiary other than the surviving spouse. If the Participant should die without a surviving spouse then any death benefit shall be payable to a contingent beneficiary.

6.03 A Participant has the right to designate a beneficiary to receive any death benefit provided for under the Plan and to change that designation from time to time. Furthermore, such beneficiary shall be able to elect to receive any death benefits in any one or a combination of the optional payment forms provided. Such designation must be made in writing to the Plan Administrator. If such beneficiary is not the Participant's spouse, any change in the designation of a beneficiary must be consented to, in writing, by the Participant's spouse.

6.04 If the beneficiary should die while in receipt of benefits hereunder, any benefits payable shall be paid to the beneficiary's surviving children, if any, or otherwise the estate of such deceased beneficiary.

6.05 The purchase of insurance contracts under the Plan shall be limited as follows:

(a) Ordinary life - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than one-half (1/2) of the aggregate Employer contributions allocated to any Participant will be used to pay the premium attributable to them.

(b) Term and Universal Life - No more than one-quarter (1/4) of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts and all other life insurance contracts which are not ordinary life.

(c) Combination - The sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums will not exceed one-quarter (1/4) of the aggregate Employer contributions allocated to any Participant.


                     ARTICLE VII - TERMINATION OF EMPLOYMENT


7.01 Upon termination of employment for any reason other than disability, death or retirement, a Participant shall be entitled to a nonforfeitable (vested) interest in his or her account balance in accordance with the vesting schedule selected in the Adoption Agreement. A Participant shall become 100 percent vested in his or her account balance upon attaining Normal Retirement Age.

7.02 Upon termination of employment for any reason other than disability, death or retirement, a Participant shall be entitled, subject to the provisions of section 7.03 and Article IV, to a benefit in an amount equal to his or her vested account balance plus the value of the Participant's voluntary contributions, if any. Such benefit shall commence not later than 60 days after the close of the

Plan Year in which the terminated Participant attains Normal Retirement Age. The benefits will be paid out as provided in section 4.07 and shall be in the form provided for in section 4.06.

7.03 That portion of a terminated Participant's account balance which is not vested (upon distribution) shall be forfeitable and shall be used to reduce Employer contributions or will be allocated to the remaining Participants as is indicated by the Employer in section A-3.10 of the Adoption Agreement. If a benefit is forfeited because the Participant or beneficiary cannot be found, such benefit shall be reinstated if a claim is made by the Participant or beneficiary.

7.04 In the event that a former Participant without a nonforfeitable right to his or her account balance should become eligible to participate in the Plan after having terminated employment and incurring a Break in Service, such Participant shall be credited with all pre-break and post-break Service for purposes of determining the Participant's nonforfeitable (vested) interest. No Participant shall be entitled to receive a benefit by application of this section which would exceed the benefit such Participant would have received had employment been continuous.

In the case of a Participant who has incurred a one (1) year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

7.05 No amendment of the vesting schedule shall directly or indirectly deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable benefit, (including a change to or from a Top-Heavy vesting schedule), each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable benefit computed under the Plan without regard to such amendment. For Participants who do not have at least one(1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five
(5) Years of Service" for "three (3) Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(a) 60 days after the amendment is adopted;

(b) 60 days after the amendment becomes effective; or

(c) 60 days after the Participant is issued written notice of the amendment by the Employer or Trustee.

7.06 In the case of a Participant who has 5 or more consecutive 1-year Breaks in Service all Service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such Breaks in Service. Such Participant's pre-break Service will count in vesting the post-break Employer-derived account balance only if either:

(a) such Participant has any nonforfeitable interest in the account balance attributable to Employer contributions at the time of separation from Service; or

(b) upon returning to Service the number of consecutive 1-year Breaks in Service is less than the number of Years of Service.

Separate accounts will be maintained for the Participant's pre-break and post-break Employee-derived account balance. Both accounts will share in the earnings and losses of the fund.


                          ARTICLE VIII - ADMINISTRATION


8.01 The Plan Administrator shall have such powers and duties as are necessary for the proper administration of the Plan, including but not limited to the power to make decisions with respect to the application and interpretation of the Plan.

8.02 The Plan Administrator shall be entitled to rely on the advice or opinion of any consultant, accountant or attorney and such persons may also act in their respective professional capacities as advisors to the Employer.

8.03 Subject to the limitations contained in the Plan, the Plan Administrator shall be empowered from time to time, at its discretion, to establish rules for the transaction of its business and for the administration of the Plan.

8.04 The Plan Administrator shall provide written instructions to the Trustee with respect to all payments which become due under the terms of the Plan and shall direct the Trustee to make such payments from the Trust Fund. The Trustee shall act and shall be fully protected in acting in accordance with such orders, requests and instructions.

8.05 The Plan Administrator shall be responsible for filing any returns, reports or documents with the various government agencies, such as the Internal Revenue Service, as required by law or the regulations. In addition, the Plan Administrator shall also be responsible for providing communication to Employees and Participants, such as Summary Plan Descriptions and annual benefit statements, as required by law or the regulations.

8.06 If, upon review of a request for benefits hereunder, the Plan Administrator finds the Participant ineligible for such benefits, it shall inform the Participant, in writing, of the reason or reasons for such denial. In the event any Participant or beneficiary disagrees with the decision of the Plan Administrator, the Plan Administrator must reconsider its decision based on the facts and evidence presented by the Participant or beneficiary. Furthermore, the Plan Administrator must provide, in writing, to any Participant or beneficiary who disagrees with the amount of his or her benefit the method under which the benefit computations were made.

                      ARTICLE IX - TRUSTEES AND TRUST FUND


9.01 The Trustee shall receive, hold, invest, administer and distribute the assets of the Trust Fund in accordance with the provisions of the Plan.

9.02 The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available for inspection or audit during regular business hours.

9.03 Except as otherwise provided in the Plan, the income and profits of the Trust Fund shall be accumulated and added to the principal of the Trust Fund and invested and reinvested therewith as a single fund. The Trustee is authorized to invest the assets of the Trust Fund in such bonds, notes, debentures, mortgages, certificates, preferred or common stock or such other property, real or personal, within the United States permitted under the provisions of ERISA. If the Employer elects under section A-9.03 of the Adoption Agreement to permit Participants to direct the investment of their accounts, each Participant shall have the right to direct the Trustee with respect to the investment of his account. Investment directions shall not be effective unless made in such manner as may be prescribed by the Trustee. A Participant who directs the investment of his or her account shall not by reason thereof be deemed a fiduciary with respect to the Plan and the Trustee, Plan Administrator and other fiduciaries shall not be liable for any losses resulting from the purchase, sale or retention of any assets which are purchased, sold or retained at the direction of a Participant. Once a Participant assumes direction of the investment of his or her account, the Trustee shall not thereafter be responsible for the investment of his or her account until the Participant notifies the Trustee, in writing, that the Trustee is to assume investment responsibility for his or her account. Income, expenses, gains and losses, realized and unrealized, attributable to a Participant's investment direction shall not be considered in adjusting the accounts of other Participants, but shall for purposes of such section be credited to such Participant's account. The Trustee in its discretion may hold in cash such portion of the Trust Fund as shall be reasonable under the prevailing circumstances, pending investment or payment of expenses or distribution of benefits. Such investments must be sufficiently diversified or insured or otherwise guaranteed to minimize the risk of large losses.

9.04 Notwithstanding any other provisions of this Plan, all or part of the assets may be invested in a collective investment trust which provides for the pooling of the assets of qualified plans [under Code Sections 401(a)] provided that such collective trust is exempt from tax under the Code or regulations issued by the Internal Revenue Service.

9.05 The Trustee may consult with legal counsel, who may be counsel for the Employer, in respect to any of its rights, duties or obligations under the Plan and Trust Fund.

9.06 Where more than one individual Trustee is appointed, the right to make any decision or undertake any action shall be a joint responsibility of all Trustees except that the Employer may designate any one of the Trustees to act on behalf of all of the Trustees in the execution of any documents affecting the Trust. No single Trustee shall be liable for any loss resulting from the acts or omissions of another Trustee to whom specific responsibilities, obligations or duties have been delegated by the Employer or by agreement among all of the Trustees, except where a Trustee knowingly participates in or conceals a fiduciary breach of duty of another Trustee or having knowledge of such breach, does not take reasonable measures under the circumstances to remedy such breach, or enables another Trustee to commit a breach by failure to carry out his or her own responsibilities with the reasonable care, skill, prudence and diligence of individuals familiar with such matters.

9.07 All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust Fund and all reasonable costs, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee or Plan Administrator) shall be paid by the Employer, except if otherwise elected in the Adoption Agreement. However, if such items are not paid by the Employer then they shall be paid from the Trust Fund. The Trustee and Plan Administrator may be paid such reasonable compensation as may be agreed upon from time to time between the Employer, Trustee and Plan Administrator.

9.08 The Trustee shall have the following powers, rights and duties in addition to those delegated to it elsewhere in the Plan or by law:

(a) To sell, convey, transfer, exchange, partition, mortgage, pledge or otherwise deal with or dispose of any asset of the Trust Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

(b) To retain, manage, invest, improve, operate and control any assets of the Trust Fund;

(c) To employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust Fund of the assets thereof and to pay them reasonable compensation;

(d) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;

(e) To organize and incorporate (or participate in the organization or incorporation of) under the laws of any state, a corporation for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Trust Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Trust Fund;

(f) To cause title to the assets of the Trust Fund to be held in the name of the Trustee, in bearer form so that title will pass by delivery or in any other manner authorized by the laws of the State of Incorporation of the Trustee, if a corporate trustee, or the state of residence, if an unincorporated trustee, provided that the records of the Trustee shall indicate the true ownership of such assets; and

(g) To exercise any of the powers and rights of an individual owner with respect to any property of the Trust Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Trust Fund.

9.09 The Trustee shall be protected in acting upon any notice, direction, certificate or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant or by the Employer or a duly authorized person or persons representing the Employer.

9.10 The Trustee may resign at any time upon sixty days' notice, in writing, to the Employer. The Trustee may be removed by the Employer at any time upon sixty days' notice, in writing, to the Trustee. Upon such resignation or removal the Employer shall appoint a successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder.

9.11 The Trustee will maintain a separate account for each Employee to which will be credited the Employer contributions and earnings thereon. As of each Valuation Date the Trustee shall value each Participant's account as follows:

(a) As of each Valuation Date, or more frequently, any increases or decreases in the fair market value of the Trust Fund since the last adjustment and all income of the Trust Fund for such period shall be credited to or deducted from the account balances of all Participants and former Participants in the ratio that such account balance bears to all account balances.

(b) As of each Valuation Date the account balances of all Participants shall be adjusted to reflect the effects of income, realized and unrealized gains and losses and expenses.

(c) In order to determine the increase or decrease in the fair market value of the Trust Fund, the market value of the Trust assets there shall be subtracted therefrom:

(i) the amount of any Employer contributions which have been made to the Trust Fund for that Plan Year; and

(ii) the amount of any benefits which are due but not yet paid; and

(iii) the part of any account balance that has been forfeited by a Participant since the last day of the preceding Plan Year.

(d) Any dividends or credits earned on insurance contracts will be allocated to the Participant's account derived from Employer contributions for whose benefit the contract is held.

(e) After each account balance has been increased or decreased as provided above, the amounts that have been forfeited since the preceding Valuation Date shall be allocated as provided in section A-3.10 of the Adoption Agreement.

(f) Notwithstanding the above, separate accounts shall be maintained for a Participant's pre-Service Break and post-Service Break account balances as provided in Article VII.

(g) Credits or deductions to a Participant's account balance shall be deemed to have been made on the date to which they are related although actually determined on some later date. Distributions to a Participant or beneficiary shall be based on the Valuation Date coincident with or preceding the date of payment.

9.12 Any portion of a former Participant's account which is retained in the Trust Fund after his or her death or separation from Service may, upon instructions from the Plan Administrator, be segregated in an interest-bearing account and debited and credited only with income and charges attributable directly to it.

9.13 The Employer may from time to time appoint one or more Investment Managers to direct the investment and reinvestment of the Trust Fund. Such appointment shall be in writing and shall be effective upon receipt by the Trustee of the Investment Manager's written acceptance and acknowledgment that he or she is a fiduciary with respect to the Plan and Trust. The Employer may revoke the appointment of any Investment Manager by furnishing such Investment Manager and the Trustee with written notice setting forth the effective date of such revocation.

The Trustee shall comply with the directions of an Investment Manager regarding the investment or reinvestment of the Trust Fund or such portion thereof as shall be under management by the Investment Manager. Once an Investment Manager has assumed direction of all or a portion of the Trust Fund, the Trustee shall be under no duty to review any investment to be acquired, held or disposed of pursuant to such directions, nor to make any recommendations with regard to the acquisition, disposition or continued retention of any assets under management by the Investment Manager. Until such time as the Trustee is notified, in writing, by the Employer that the Trustee shall again assume exclusive authority and discretion with regard to the portion of the Trust Fund previously under management by the Investment Manager, the Trustee shall not have any responsibility for investments which are managed by an Investment Manager and shall not be liable for making or retaining any investments or for any failure to invest in the absence of direction by an Investment Manager.

For purposes of this section, "investment manager" shall mean any fiduciary, other than the Trustee or a named fiduciary [as defined in Section 402(a) (2) or ERISA]:

(a) who is appointed by the Employer to manage, acquire, or dispose of all or any portion of the Trust Fund;

(b) who is (i) registered as an investment advisor under the Investment Advisors Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

(c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan.

                         ARTICLE X - INSURANCE CONTRACTS


10.01 If permitted by the Employer in the Adoption Agreement and agreed to by the Trustee, the Plan Administrator may direct the Trustee to purchase life insurance policies for Participants.

10.02 The amount of Employer contributions used to purchase insurance contracts shall be limited as provided in section 6.05.

10.03 If a Participant is not insurable as a standard risk but may nevertheless be eligible for insurance coverage at an extra rating the Plan Administrator, in its discretion, may agree to pay the sub-standard rate required to obtain the full amount of death benefit. The Plan Administrator shall treat all such Participants in a similar situation on a uniform basis.

10.04 The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Article XII, Joint and Survivor Annuity Requirements, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

10.05 Subject to Article XII, Joint and Survivor Annuity Requirements, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

10.06 The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan. Any annuity contract distributed herefrom must be nontransferable.


                     ARTICLE XI - AMENDMENT AND TERMINATION


11.01 The regional prototype sponsor may amend any part of the Plan. For purposes of sponsoring organization amendments, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

11.02 The Employer may (a) change the choice of options in the Adoption Agreement, (b) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (c) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this Master or Prototype plan and will be considered to have an individually designed plan.

11.03 While it is the intention of the Employer adopting this Plan that it should be permanent and continue to operate, the Employer reserves the right to terminate the Plan and Trust, at any time, and at its discretion. In the event of the termination or partial termination of the Plan the account balance of each affected Participant will be nonforfeitable. In the case of a profit sharing plan, in the event of a complete discontinuance of contributions under the Plan, the account balance of each affected Participant will be nonforfeitable.

11.04 No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.


              ARTICLE XII - JOINT AND SURVIVOR ANNUITY REQUIREMENTS


The provisions of this Article shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 12.06.

12.01 Qualified Joint and Survivor Annuity.

(a) Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

12.02 Qualified Preretirement Survivor Annuity.

(a) Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

12.03 Definitions.

(a) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under section 12.04(a). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this article.

(b) Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(c) Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:

(i) the Participant's Spouse consents in writing to the election;

(ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

(iii) the Spouse's consent acknowledges the effect of the election; and

(iv) the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in section 12.04 below.

(d) Qualified Joint And Survivor Annuity: An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement.)

(e) Spouse (Surviving Spouse): The Spouse or surviving Spouse of the Participant, provided that a former spouse will be treated as the Spouse or surviving spouse and a current spouse will not be treated as the Spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

(f) Annuity Starting Date: The first day of the first period for which an amount is paid as an annuity or any other form.

(g) Vested Account Balance: The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including roll-overs), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life.

The provisions of this article shall apply to a Participant who is vested in amounts attributable to Employer contributions, employee contributions (or both) at the time of death or distribution.

12.04 Notice Requirements.

(a) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the right's of a Participant's Spouse; (iii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. If a distribution is one to which Sections 401(a)(17) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular option), and

(ii) the Participant after receiving the notice, affirmatively elects a distribution.

(b) In the case of a Qualified Preretirement Survivor Annuity as described in
Section 12.02 of this article, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of section 12.04(a) applicable to a Qualified Joint and Survivor Annuity.

The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan year preceding the Plan Year in which the Participant attains 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after this article first applies to the Participant; and (IV) a reasonable period ending after section 12.04(c) ceases to apply to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(c) Notwithstanding the other requirements of this section, the respective notices prescribed by this section need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this section, a Plan fully subsidizes the costs of a benefit if no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

12.05 Safe Harbor Rules.

(a) This section shall apply to a Participant in a profit-sharing plan and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee Contributions, as defined in Section 72(o)(5)(B)
of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied: (i) the Participant does not or cannot elect payments in the form of a life annuity; and (ii) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This section shall not be operative with respect to a Participant in a profit-sharing plan if the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of
Section 401(a)(11) and Section 417 of the Code. If this section is operative, then the provisions of this article, other than section 12.06, shall be inoperative.

(b) The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 12.03(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

(c) For purposes of this section, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, Vested Account Balance shall have the same meaning as provided in section 12.03(g).

12.06 Transitional Rules.

(a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article must be given the opportunity to elect to have the prior sections of this article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from Service.

(b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with section 12.06(d) of this article.

(c) The respective opportunities to elect [as described in section 12.06(a) and
(b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

(d) Any Participant who has elected pursuant to section 12.06(b) of this article and any Participant who does not elect under section 12.06(a) or who meets the requirements of section 12.06(a) except that such Participant does not have at least 10 years of vesting service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(i) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(A) begins to receive payments under the Plan on or after Normal Retirement Age; or

(B) dies on or after Normal Retirement Age while still working for the Employer; or

(C) begins to receive payments on or after the Qualified Early Retirement Age;
or

(D) separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and therefore dies before beginning to receive such benefits;

then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits.

Any election hereunder will be in writing and may be changed by the Participant at any time.

(ii) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (A) the 90th day before the Participant attains the qualified Early Retirement Age, or (B) the date on which participation begins, and ends on the date the Participant terminates employment.

(iii) For purposes of this section:

(A) Qualified Early Retirement Age is the latest of:

(1) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(2) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(3) the date the Participant begins participation.

(B) Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in section 12.03 (d) of this article.


                       ARTICLE XIII - TOP-HEAVY PROVISIONS


If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supercede any conflicting provisions in the Plan or Adoption Agreement.

13.01 Definitions. For purposes of the Top-Heavy provisions:

(a) Compensation: An Employee's total Compensation as defined in section 1.06 hereof up to a maximum of $200,000 [or such higher amount as determined under
Section 416(d) of the Code].

(b) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(c) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5% owner of the Employer, or a 1% owner of the Employer who has an annual Compensation of more than $150,000. Annual Compensation means Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

(d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e) Present Value: When determining the Present Value of accrued benefits for purposes of the Top-Heavy Ratio, interest and mortality rates shall be determined by the interest and mortality rates specified in section A-13.01 of the Adoption Agreement.

(f) Required Aggregation Group: Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan terminated), and any other qualified plan of the Employer which enables a plan covering a Key Employee to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(g) Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, the Employer's Plan will be Top-Heavy if any of the following conditions exists:

(i) If the Top-Heavy Ratio for the employer's Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(ii) If the Employer's Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(iii) If the Employer's Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(h) Top-Heavy Ratio:

(i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had Accrued Benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s), (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any Accrued Benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the

Determination Date(s) and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of Accrued Benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The Accrued Benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an Accrued Benefit made in the five-year period ending on the Determination Date.

(iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and Accrued Benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top- Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The Accrued Benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(i) Valuation Date: The day elected by the Employer in section A-13.01 of the Adoption Agreement as of which account balances or Accrued Benefits are valued for purposes of calculating the Top-Heavy Ratio.

13.02 For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by, or deemed elected by, the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer Contributions and forfeitures will be determined without regard to this section.

13.03 Minimum Allocation

(a) Except as otherwise provided in (c) and (d) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contribution and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or (iii) Compensation less than a stated amount.

(b) For purposes of computing the minimum allocation, compensation shall mean Compensation as defined in Section 1.06 of the Plan.

(c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and Employer has provided in section A-5.01 of the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.

13.04 The minimum allocation required [to the extent required to be nonforfeitable under Section 416(b)] may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).


                      ARTICLE XIV - PAIRED PLAN PROVISIONS


The provisions of this article shall apply if the Employer adopts a set of the Sponsor's paired plans.

14.01 For each Plan Year in which the paired plans are Top- Heavy, the Employer will provide a minimum contribution equal to 3% of Compensation for each non-Key Employee who is entitled to a minimum contribution under both paired defined contribution plan #01001 and paired defined contribution plan #01002.

14.02 Only one of the paired plans may allow for permitted disparity.


                           ARTICLE XV - MISCELLANEOUS


15.01 No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985.

15.02 In the event of a merger or consolidation with or a transfer of assets or liabilities to any other plan each Participant will receive a benefit immediately after such merger or consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger or consolidation or transfer (if the Plan had terminated).

15.03 In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

15.04 The corpus or income of the Trust Fund may not be diverted to, or used for, other than the exclusive benefit of the Participants or their beneficiaries.

15.05 If permitted by the Employer in the Adoption Agreement, the Plan Administrator, in its discretion, may authorize and direct the Trustee to grant loans to Participants, secured by the interest of the Participant in his or her Accrued Benefit under the Plan. Such loan shall be evidenced by a promissory note and shall bear a reasonable rate of interest, which shall not be more than that charged by commercial lenders in the area of the Employer's place of business. Such loans shall be subject to the following:

(a) Loans shall be made available to all Participants and beneficiaries on a reasonably equivalent basis.

(b) Loans shall not be made available to highly compensated Employees [as defined in Section 414(q) of the Code] in an amount greater than the amount made available to other Employees.

(c) Loans must be adequately secured and bear a reasonable interest rate.

(d) No Participant loan shall exceed the present value of the Participant's vested Accrued Benefit.

(e) A Participant must obtain the consent of his or her spouse, if any, to the use of the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to the loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

(f) In event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(g) No loans will be made to any Shareholder-Employee or Owner-Employee. For purposes of this requirement, a Shareholder-Employee means an Employee or officer of an electing small business (subchapter S) corporation who owns [or is considered as owning within the meaning of Section 318(a)(1) of the Code], on any day during the taxable year of such corporation, more than 5% of the outstanding stock.

(h) If a valid spousal consent has been obtained in accordance with (e), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

(i) No loan to any Participant or beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or beneficiary would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one- half the present value of the nonforfeitable account balance of the Participant or, if greater, the total account balance up to $10,000. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) and (o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section.

(j) For purposes of this section, "reasonably equivalent basis" shall mean that loans will be available to all Plan Participants and beneficiaries without regard to any individual's race, color, religion, sex, age or national origin. And in making loans, consideration will be given only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Such factors will include the Participant's creditworthiness and financial need.

The Trustee will provide loan application forms to Participants who wish to apply for loans from the Plan.

(k) A loan will be considered as being in default based on the same facts and circumstances used by an entity in the business of making similar types of loans.

In the event of default, the Participant's account balance shall be used to satisfy the outstanding amount of the loan.

15.06 Any leased employee shall be treated as an employee of the recipient employer; however, contributions or benefits provided by the leasing organization which are attributable to the services performed for the recipient employer shall be treated as provided by the recipient.

For purposes of this section, the term "leased employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient or for the recipient and related persons [determined in accordance with Section 414(n)(6) of the Code] on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of Compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and
(ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated workforce.

15.07 If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for the other trades or businesses must, when looked at as a single Plan, satisfy Sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a Plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled. For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

(a) own the entire interest in an unincorporated trade or business, or

(b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

An Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

15.08 The Plan is not a contract of employment and participation in the Plan will not give any Participant the right to be retained in the Employer's employ, nor any right or claim to any benefit under the Plan, unless the right or claim has specifically occurred under the Plan.

15.09 The Plan and Trust may be executed in two or more counterparts, any one of which will be an original without reference to the others.

15.10 The Plan Administrator, Trustee and all other fiduciaries of the Plan shall discharge their duties solely in the interest of Participants and their beneficiaries and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

15.11 The titles of articles, sections, subsections or Adoption Agreement items are for general information only and neither this Plan nor the Adoption Agreement shall be construed by reference thereto.

15.12 Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

15.13 If the Employer's Plan fails to attain or retain qualification, such plan will no longer participate in this regional prototype plan and will be considered an individually designed plan.


                           ARTICLE XVI - DISTRIBUTIONS


Subject to Article XII - Joint and Survivor Annuity Requirements, the requirements of this article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

All distributions required under this article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

16.01 As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(a) the life of the Participant;

(b) the life of the Participant and designated beneficiary;

(c) a period certain not extending beyond the life expectancy of the Participant; or

(d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

16.02 Determination of amount to be distributed each year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

Individual Account.

(a) If a Participant's benefit is to be distributed over

(i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or

(ii) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

(b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

(c) For the calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy or
(ii) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in section 16.05(a) below as the relevant divisor without regard to proposed regulations
Section 1.401(a)(9)-2.

(d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required

Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

16.03 If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

16.04 Death Distribution Provisions.

(a) Distribution beginning before death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(b) Distribution beginning after death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i) if any portion of the Participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii) if the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this section by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c) For purposes of section 16.04(b) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of section 16.04(b), with the exception of paragraph (ii) therein, shall be applied as if the surviving spouse were the Participant.

(d) For purposes of this section 16.04, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(e) For purposes of this section, distribution of a Participant's interest is considered to begin on the Participant's required beginning date [or, if section 16.04(c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to section 16.04(b) above]. If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

16.05 Definitions

(a) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

(b) Designated Beneficiary. The individual who is designated as the beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the regulations thereunder.

(c) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 16.04 above.

(d) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in section 16.04(b)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

(e) Participant's Benefit.

(i) The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the Valuation Date.

(ii) Exception for second distribution calendar year. For purposes of paragraph
(i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

(f) Required Beginning Date.

(i) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(ii) Transitional rule. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (A) or
(B) below:

(A) Non-5-percent owners. The required beginning date of a Participant who is not a "5-percent owner" [as defined in (iii) below] is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

(B) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

(1) the calendar year in which the Participant attains age 70 1/2, or

(2) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(iii) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in
Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

(iv) Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

Transitional Rule

16.06 Notwithstanding the other requirements of this article and subject to the provisions of Article XII - Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(a) The distribution by the Trust Fund is one which would not have disqualified such trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust Fund is being distributed or, if the Employee is deceased, by a beneficiary of such Employee.

(c) Such designation was in writing, was signed by the Employee or beneficiary, and was made before January 1, 1984.

(d) The Employee had accrued a benefit under the Plan as of December 31, 1983.

(e) The method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

16.07 A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

16.08 For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in sections 16.06(a) and (e) above.

16.09 If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust Fund must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q and A J-2 and Q and A J-3 of Section 1.401(a)(9)-1 of the proposed regulations shall apply.

16.10 The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

16.11 If this is a profit sharing plan, a Participant with a minimum of five (5) years of participation in this Plan and who has a 100% non-forfeitable interest in his/her Employer contributions account balance, may request a one-time distribution of his/her entire vested interest in the Plan upon the attainment of age 59 1/2. Such distribution will be made as soon as administratively possible and shall reflect the value of such Participant's account balance as of the last Valuation Date. Such "in service" distribution shall require the written consent of the Participant's spouse (if applicable).

16.12 A Participant may withdraw all or any part of the value of his/her nondeductible voluntary contributions upon written request to the Plan Administrator. A Participant who elects an in service withdrawal of his/her nondeductible voluntary contributions shall not be permitted to make further nondeductible voluntary contributions for a period of one year from the date of the withdrawal. A request to withdraw such contributions must be consented to by the Participant's spouse. The consent shall comply with the requirements of section 11.04(c), but shall be deemed to meet any requirements contained in such section relating to the consent of any subsequent spouse.


                   ARTICLE XVII - CASH OR DEFERRED ARRANGEMENT


If the Employer has elected, in the Adoption Agreement, to include a Cash or Deferred Arrangement (CODA) as part of this Plan, then the following provisions shall apply. Only a profit-sharing plan can include a CODA.

17.01 An Employee who is eligible to participate in the Cash or Deferred Arrangement (CODA) may elect to have the Employer make payments either:

(a) as contributions to the Trust Fund under the Plan in accordance with a salary reduction agreement, or some other deferral mechanism (as selected in the Adoption Agreement); or

(b) to the Participant directly in cash.

Each Participant will have the opportunity to elect to defer a portion of his or her Compensation as often as provided for in the Adoption Agreement. Such election may not be made retroactively. A Participant's election to commence Elective Deferrals shall remain in effect until modified or terminated.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

17.02 A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified in the Adoption Agreement of the amount of the

Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

Definitions:

(a) "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

(b) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includable in a Participant's gross income under Section 402(g) of the code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (i) income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Determination of income (simplified method): The income allocable to (i) excess contributions; (ii) excess aggregate contributions; or (iii) excess deferrals is equal to the sum of the allocable gain or loss for the Plan Year [(i) and (ii)] or taxable year of the individual (iii) and the allocable gain or loss for the period between the end of the Plan Year [(i) or (ii)] or taxable year (iii) and the date of distribution (the "gap period").

Such income is allocated to (i) excess contributions; (ii) excess aggregate contributions; or (iii) excess deferrals by multiplying the income allocable to
(i) Employer contributions; (ii) Employee Contibutions, Matching Contributions; or amounts treated as Matching Contributions; or (iii) Elective Deferrals by a fraction. The numerator of which is the (i) Excess Contributions; (ii) Excess Aggregate Contributions for the Plan Year; or (iii) Excess Deferrals for the Employee's taxable year. The denominator of the fraction is equal to the sum of:

(A) The total account balance of the Employee attributable to (i) Employer Contributions; (ii) Employee Contributions, Matching Contributions or amounts treated as Matching Contributions; or (iii) Elective Deferrals as of the beginning of the Plan Year [(i) and (ii)] or Employee's taxable year (iii), plus

(B) The Employee's (i) Employer Contributions or (ii) Employee Contributions, Matching Contributions or amounts treated as Matching Contributions for the Plan Year or (iii) Elective Deferrals for the Employee's taxable year and the gap period.

Safe harbor method of allocating gap period income: The income on (i) Excess Contributions; (ii) Excess Aggregate Contributions; or (iii) Excess Deferrals for the gap period is equal to 10 percent of the income allocable to (i) Excess Contributions or (ii) Excess Aggregate Contributions for the Plan Year or (iii) Excess Deferrals for the Employee's taxable year, as determined above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year [(i) and (ii)] or taxable year (iii). For purposes of calculating the number of calendar months that have elapsed under this method, a corrective distribution that is made on or before the fifteenth day of the month is treated as made on the last day of the preceding month. A distribution make after the fifteenth day of the month is treated as made on the first day of the next month.

17.03 The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

Special Rules:

(c) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective

Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(d) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

(e) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

(f) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

(h) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the secretary of the Treasury.

Definitions:

(i) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (B) the Participant's Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include: (C) any Elective Deferrals made pursuant to the Participant's deferral election, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (D) Excess Elective Deferrals of NonHighly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (E) including Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (F) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

17.04 Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (a) income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and
(b) ten percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Accounting for Excess Contributions: Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contributions account.

Definition:

(c) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

(i) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADP's beginning with the highest of such percentages).

17.05 A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions.

Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

17.06 If elected by the Employer in the Adoption Agreement, the Employer will make Matching Contributions to the Plan.

17.07 Matching Contributions shall be vested in accordance with section A-17.07 of the Adoption Agreement. In any event, Matching Contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Profit Sharing Plan or upon the complete discontinuance of Employer contributions.

Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with section 7.03.

17.08 If elected by the Employer in the Adoption Agreement, the Employer will make Qualified Matching Contributions to the Plan Qualified Matching Contributions shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

17.09 The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

Special Rules:

(c) Multiple Use: If one or more Highly Compensated Employees participate in both a CODA and a Plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the Highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

(d) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in
Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(e) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

(f) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner of one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members [as defined in Section 414(q)(6) of the Code]. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

(g) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(h) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

(i) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Definitions:

(j) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP.

(k) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

(l) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(m) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. If so elected in the Adoption Agreement the Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts.

The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

(n) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

(o) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(p) "Matching Contribution" shall mean an Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

17.10 Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a
(10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (a) income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during the Plan Year; and (b) ten percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either by reallocated to the accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in section A- 3.10 of the Adoption Agreement.

Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-elective Contribution account or Elective Deferral account, or both).

Definitions:

(c) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

(i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(ii) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to section 17.02 and then determining Excess Contributions pursuant to section 17.04.

17.11 (a) The Employer may elect to make Qualified Non-elective Contributions under the Plan on behalf of Employees as provided in the adoption agreement.

(b) In addition, in lieu of distributing Excess Contributions as provided in section 17.04 of the Plan, or Excess Aggregate Contributions as provided in section 17.10 of the Plan, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

Definition:

(c) "Qualified Non-elective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

17.12 The Participant's accrued benefit derived from Elective Deferrals, Qualified Non-elective Contributions, Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Qualified Non-elective Contributions, Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

17.13 Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries, in accordance with such Participant's or beneficiary or beneficiaries election, earlier than upon separation from service, death, or disability.

Such amounts may also be distributed upon:

(a) Termination of the Plan without the establishment of another Defined Contribution Plan, other than an employee stock ownership plan (as defined in Section 4975 (e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k).

(b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

(c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

(d) The attainment of age 59 1/2 in the case of a profit-sharing plan.

(e) The hardship of the Participant as described in section 17.14.

All distributions that may be made pursuant to one or more of the forgoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988, that are triggered by any of the first three events enumerated above must be made in a lump sum.

17.14 Distribution of Elective Deferrals (and any earnings credited to a Participant's account as of the end of the last Plan Year ending before July 1,
1989) may be made to a Participant in the event of hardship. For the purpose of this section, hardship is defined as an immediate and heavy financial need of the Employee where such employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(911) and 417 of the Code.

Special rules:

(a) The following are the only financial needs considered immediate and heavy: deductible medical expenses [within the meaning of Section 213(d) of the Code] of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

(b) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

(i) The Employee has obtained all distributions, other than hardship distributions, and all non taxable loans under all plans maintained by the Employer;

(ii) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distributions;

(iii) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

17.15 Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement.


                       ARTICLE XVIII - ROLLOVER PROVISIONS


18.01 This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a Direct Rollover.

18.02 Definitions

(a) Eligible Rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

(b) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408 (a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, and annuity plan described in Section 403 (a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(c) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d) Direct rollover: A Direct Rollover is a payment by the plan to the eligible retirement plan specified by the Distributee.